                                                                     EXHIBIT 1.1

For Ministry Use Only
A l'usage exclusif du ministere

Ontario Corporation Number
Numero de la compagnie en Ontario

1158572

[ONTARIO LOGO]
Ministry of                     Ministere de
Consumer and                    la Consommation
Commercial Relations            et du Commerce
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le

NOVEMBER 30 NOVEMBRE, 1995

               Director /Directeur

Business Corporations Act / Loi de sur les compagnies

Trans    Line            Comp     Methoc
Code      No.   Stat     type     Incorp.
[A]     [O]     [O]      [A]        [3]
18      20      28       29        30

       Notice
Share  Req'd       Jurisdiction
[ S ]   [ N ]      [ ONTARIO ]
 31      32        33       47

Form 1 Business Corporations Act

Formule numero 1 Loi sur les compagnies

mlaw Systems Ltd. FORM 1 (B.C.A.) CBR - 40

                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

1. The name of the corporation Is:         Denomination sociale de la compagnie:

   [I][N][T][E][R][.][T][A][I][N][N][E][T][ ][I][N][C][.][ ][ ][ ][ ][ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

2. The address or the registered office Is:

   Adresse du siege social:

                  95 Wellington Street West, Suite 1001
--------------------------------------------------------------------------------
     (Street & Number or R.R. Number & Multi-Office Building give Room No.)
   (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)

                 City of Toronto                              M 5 J 2 N 7
--------------------------------------------------------------------------------
        (Name of Municipality or Post Office)          (Postal Code/Code postal)
   (Nom de la municipalite ou du bureau de poste)

             City of Toronto                            Metropolitan Toronto
-------------------------------------    In the    -----------------------------
  (Name of Municipality, Geographical  dans le/la  (County, District, Regional
  Township) (Nom de la municipalite,              Municipality)(Comte, district,
               du canton)                            municipalite, regionale)

3. Number (or minimum and maximum number) of directors Is:

   Nombre (ou nombres minimal et maximal) d'administrateurs:

   Minimum Number: 1
   Maximum Number: 10

4. The first director(s) is/are:

                                                                  -
                                                       Premier(s) administrateur(s):                         Resident
                                                                                                             Canadian
                                          Residence address, giving Street & No. or R.R. No. or                State
                                                       Municipality and postal code                          Yes or No

 First name, Initials and surname             Adresse personnelle, y compris la rue et le                     Resident
                                            numero, le numero de la R. R. ou, le nom de la                   Canadien
Prenom, Initiales et nom de tamille                    municipalite et le code postal                         Oul/Non
----------------------------------------------------------------------------------------------------------------------
Andrew Rivkin                                            42 Lonsdale Road                                       Yes
                                                         Toronto, Ontario, M4V 1W5

Mark Rivkin                                              42 Lonsdale Road                                       Yes
                                                         Toronto, Ontario, M4V 1W5

5. Restrictions, If any, on business the corporation may carry on or on powers the corporation may exercise.

         Limites, s'il y a lieu, imposees aux activites commerciales ou aux pourvoirs de le compagnie.

         NONE

6. The classes and any maximum number of shares that the corporation is authorized to issue.

         Categories et nombre maximal, s'll y a lieu d'actions que la compagnle est autorisee a emettre:

6.01 an unlimited number of shares of one class to be designated as Common shares.

7. Rights, Privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         Drolts, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvolrs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

There are no special rights or privileges attached to the classes of shares set out above.

8. The issue, transfer or ownership or shares is/is not restricted and the restrictions (if any) are as follows:

         L'emission, le transfert ou la propriete d'actions estin'est pas restreinte. Le restrictions, s'il y a lieu, sont les sulvantes:

The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without either:

8.01 the previous sanction of the directors of the Corporation expressed by a resolution passed by a majority of the directors of the Corporation entitled to vote at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or,

8.02 the previous sanction of the holders of more than 50 per cent of the issued shares of the Corporation for the time being outstanding who are entitled to vote such shares expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50 per cent of such shares who are entitled to vote such shares.

9.     Other provisions, if any, are:

       Autres dispositions, s'il y a lieu:

9.01 The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation, is hereby limited to not more than fifty (50) persons, more than one person holding one or more shares jointly being considered as a single shareholder; and

9.02 Any invitation to the public to subscribe for any shares or securities of the Corporation is hereby prohibited.

10.      The names and addresses of the Incorporators are:

         Nom et adresse des fondateurs:

                                                          Full residence address of address of registered office
                                                          or of principal place of business giving street & No. or
                                                          R.R. No., municipality and postal code

                                                          Adresse personelle au complet, adresse du siege
First name, initials and surname or corporate name        social ou adresse de l'etablissement principal, y
Prenom, Initiale et nom de famille ou denomination        compris la rue et le numero, le numero de la R.R.,
sociale                                                   ie nom de la municipallte et le code postal
------------------------------------------------------------------------------------------------------------------
Andrew Rivkin                                             42 Lonsdale Road
                                                          Toronto, Ontario
                                                          M4V 1W5

Mark Rivkin                                               42 Lonsdale Road
                                                          Toronto, Ontario
                                                          M4V 1W5

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.

                           Signature of Incorporators
                           (Signatures des fondateurs)

                           /s/ Andrew Rivkin
                           ----------------------------
                           Andrew Rivkin

                           /s/ Mark Rivkin
                           ----------------------------
                           Mark Rivkin

                                   SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178(2) OF
                          THE BUSINESS CORPORATIONS ACT

                  We, David K Lowry and Andrew Rivkin, of the City of Toronto in the Municipality of Metropolitan, Province of Ontario, hereby certify and state as follows:

1. This Statement is made pursuant to subsection 178(2) of the Business Corporations Act (the "Act").

2. I, David K. Lowry, am the President and a director of Biroco Kirkland Mines Limited and as such have knowledge of its affairs.

3. I, Andrew Rivkin, am the President and a director of Inter.tain.net Inc. and as such have knowledge of its affairs.

4. We have conducted such examinations of the books and records of Inter.tain.net Inc. and Biroco Kirkland Mines Limited (the "Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

5. There are reasonable grounds for believing that, (i) each of the Amalgamating Corporations is and the corporation to be formed by their amalgamation will be able to pay its liabilities as they become due, and (ii) the realizable value of such amalgamated corporation's assets wil1 not be less than the aggregate of its liabilities and stated capital of all classes.

6. There are reasonable grounds for believing that no creditor of either of the Amalgamating Corporations will be prejudiced by the amalgamation.

7. No creditor of either of the Amalgamating Corporations has notified such corporation that he objects to the amalgamation.

8. Based on the statements made above neither of the Amalgamating Corporations is obligated to give notice to any creditor.

                   This Statement is made this 5th day of March, 1996.

INTER.TAIN.NET INC.                                BIROCO KIRKLAND MINES LIMITED

Per: /s/ Andrew Rivkin                             Per: /s/ David Lowry
     ----------------------                             --------------------
     Andrew Rivkin                                      David Lowry
     President                                          President

                                  SCHEDULE "B"

                             AMALGAMATION AGREEMENT

           THIS AMALGAMATION AGREEMENT is made as of January 19, 1996,

B E T W E E N:

                        INTER.TAIN.NET INC.,
                        95 Wellington Street West
                        Suite 1001
                        Toronto M5J 2N7

                        (Hereinafter called "Inter.tain.net")

                                                               OF THE FIRST PART

                         and

                         BIROCO KIRKLAND MINES INC.
                         95 Wellington Street West
                         Suite 1001
                         Toronto, Ontario
                         M5J 2N7

                         (Hereinafter called "Biroco")

                                                              OF THE SECOND PART

RECITALS:

WHEREAS:

A. Inter.tain.net and Biroco have agreed to amalgamate pursuant to the Business Corporations Act;

B. Inter.tain.net and Biroco have each made disclosure to the other of its respective assets and liabilities;

C. Inter.tain.net and Biroco have received a "fairness opinion" from Gledhill Consultants Inc., stating the terms of the amalgamation are fair to the shareholders of Inter.tain.net and Biroco; and

D.                It is desirable that this amalgamation should be effected.

         NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                INTERPRETATION

                  In this Agreement, the following terms shall have the following meanings:

"ACT" means the Business Corporations Act (Ontario);

"AGREEMENT" means this amalgamation agreement;

"AMALGAMATED CORPORATION" means the corporation continuing from the amalgamation of the Amalgamating Corporations;

"AMALGAMATING CORPORATIONS" means Inter.tain.net and Biroco;

"AMALGAMATION" means the amalgamation of the Amalgamating Corporations as contemplated in this Agreement;

"BUSINESS DAY" means any day other than a Saturday or Sunday upon which Canadian chartered banks are open for business in Toronto, Ontario.

"DISSENTING SHAREHOLDER" means a shareholder of Inter.tain.net or Biroco, as the case may be, who, in connection with the special resolution of the shareholders of Inter.tain.net or Biroco, as the case may be, who approves and adopts this Agreement, has sent to Inter.tain.net or Biroco, as the case may be, a written objection and a demand for payment within the time limits and in the manner prescribed by subsections 185(6) and 185(8) of the Act respectively with respect to his shares;

"EFFECTIVE DATE" means the date of the Amalgamation as set forth in the certificate of amalgamation issued to the Amalgamated Corporation;

"JOINT INFORMATION CIRCULAR" means the joint information circular to be mailed to the shareholders of Inter.tain.net and Biroco in connection with the Joint Special Meeting of Shareholders;

"JOINT SPECIAL MEETING OF SHAREHOLDERS" means the joint special meeting of the shareholders of Inter.tain.net and Biroco to be held for the purpose of considering a special resolution relating to the Amalgamation;

"INTER.TAIN.NET OFFERING MEMORANDUM" means the offering memorandum of Inter.tain.net dated January 9, 1996 relating to the offering of special warrants of lnter.tain.net;

                  Words and phrases used in this Agreement and defined in the Act shall have the same meaning in this Agreement as in the Act unless the context otherwise requires.

2.                AGREEMENT TO AMALGAMATE

                  The Amalgamating Corporations do hereby agree to amalgamate pursuant to the provisions of section 176 of the Act as of the Effective Date and to continue as one corporation on the terms and conditions set out in this Agreement.

3.                NAME

                  The name of the Amalgamated Corporation shall be:

                           INTER.TAIN.NET INC.

4.                REGISTERED OFFICE

                  The registered office of the Amalgamated Corporation shall be in the City of Toronto located at 95 Wellington Street West, Suite 1001, Toronto, Ontario M5J 2N7.

5.                AUTHORIZED CAPITAL

                  The Amalgamated Corporation is authorized to issue an unlimited number of shares of one class designated as common shares, and 4,000,000 restricted convertible preference shares (the "Preference Shares") the rights, privileges, terms and conditions shall be as follows:

                  The rights privileges, terms and conditions of the Preference Shares shall be as follows:

         a)       Dividends

                  The preferred shares shall carry the right to a fixed non-cumulative preferential dividend at the rate of one-half of a cent per share per annum, payable yearly, and the right in the liquidation or winding up of the Corporation to payment of $0.10 per share on such shares in priority to the common shares, but they shall not confer a right to any further participation in profits or assets.

         b)       Redemption

                  Subject to the Act, as amended or succeeded from time to time, the said preferred shares shall be redeemable at a price of $0.10 per share at any time at the option of the director of the Corporation without the consent of the holders thereof, and if less than the whole amount shall be so redeemed, the shares to be redeemed shall be selected in such manner as the directors determine.

         c)       No Vote

                  The holder of preferred shares shall not be entitled to notice of or vote at meetings of shareholders, provided that the rights, privileges, restrictions and conditions of the preference shares shall not be amended, modified, suspended, altered nor shall any shares in the capital of the Corporation be created, ranking ahead of the preference shares unless and until approved by the holders of at least 66 2/3% of the preferred shares then outstanding, by consent in writing or by resolution passed at a meeting by the holders or two-thirds of the shares represented at the meeting of the holders of the preferred shares duly called for such purpose, at which the holders of a majority are present in person or by proxy. Such vote shall be in addition to any other such vote as may be required by the Act.

         d)       Limited Conversion

                  At any time up to twelve o'clock noon Eastern Standard Time on the 45th day following the creation of the Preference Shares by articles of amalgamation, the holders of the Preference Shares shall be entitled to have any or all of the Preference Shares converted into common shares of the Corporation's capital on the basis of one common share for each Preference Share which such holder may desire to convert. In order to exercise such right of conversion, such holder shall deliver to the Secretary of the Corporation or to the Corporation's transfer agent and surrender the certificate representing the Preference Shares (or its predecessor's certificate) which he or she desires to convert, together with a written notice exercising such right of conversion, stating the name in which he or she wishes the common shares to be registered and the address to which he or she wishes them to be sent.

         e)       Consolidation Subdivision

                  In the event the common or Preference Shares are subdivided or consolidated, appropriate adjustment in the conversion rate shall be made to preserve all aspects of the conversion rights.

6.                NUMBER OF DIRECTORS

                  The board of directors of the Amalgamated Corporation shall, until otherwise changed in accordance with the Act, consist of a minimum of three (3) directors and a maximum of ten (10) directors. The number of directors shall be determined by the directors in accordance with the Act.

7.                BUSINESS

                  There shall be no restriction on the business or the powers which the Amalgamated Corporation is authorized to carry on or exercise.

8.                INITIAL DIRECTORS

                  The first directors of the Amalgamated Corporation shall be the persons whose names and residential addresses appear below:

                                                                                 RESIDENT
    NAME                                     ADDRESS                             CANADIAN
    ----                                     -------                             --------
Andrew Rivkin                       42 Lonsdale Road                                Yes
                                    Toronto, Ontario M4V 1W5

Mark Rivkin                         42 Lonsdale Road                                Yes
                                    Toronto, Ontario M4V 1W5

Milton Moskowitz                    29 Glencairn Avenue                             Yes
                                    Toronto, Ontario M4R. 1M6

Edwin Cohen                         43 Covewood Street                              Yes
                                    Toronto, Ontario M2M 2Z2

David Lowry                         34 Hillholm Road                                Yes
                                    Toronto, Ontario M5P 1M3

                  Such directors shall hold office until the first annual meeting of shareholders of the Amalgamated Corporation or until their successors are elected or appointed.

9.                CONVERSION OF SHARE CAPITAL

                  On the Effective Date the 3,350,000 common shares of Inter.tain.net shall be converted into 3,350,000 issued common shares of the Amalgamated Corporation (on the basis of one (1) common share of the Amalgamated Corporation for one (1) common share of Inter.tain.net), and the remaining authorized but unissued common shares of Inter.tain.net shall be cancelled. On the Effective Date the 2,916,833 common shares of Biroco shall be converted into 2,916,833 issued Preference Shares of the Amalgamated Corporation (on the basis of one (1) common share of the Amalgamated Corporation for every one (1) common share of Biroco), and the remaining authorized but unissued common shares of Biroco shall be cancelled.

10.               BY-LAWS

                  The by-laws of the Amalgamated Corporation shall be neither those of Inter.tain.net nor those of Biroco. A copy of the proposed by-laws as approved by the directors of Biroco are on file may be examined at either the offices of Inter.tain.net or Biroco as hereinbefore described.

11.               EFFECTIVE DATE OF AMALGAMATION

                  Subject to this Agreement, if the conditions precedent to the completion of the Amalgamation set forth herein have then been satisfied or waived, following the Joint Special Meeting of Shareholders the parties shall cause articles of amalgamation to be filed with the Director under the Act, provided that Inter.tain.net in its sole discretion shall determine the specific date prior to March 31, 1996 on which such articles of amalgamation are filed.

12.               REPRESENTATIONS AND WARRANTIES OF BIROCO

                  Biroco represents and warrants to and in favour of Inter.tain.net as follows and acknowledges that Inter.tain.net is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the Amalgamation:

         a) Biroco is a corporation duly incorporated and organized and validly existing under the laws of the Province of Ontario and is a solvent corporation;

         b) Biroco is and has been a reporting issuer not in default under the Securities Act (Ontario) for in excess of twelve (12) months and is in compliance with all applicable regulations pertaining to the listing of its common shares on the CDN System;

         c) Biroco has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

         d) the execution and delivery of this Agreement by Biroco and the completion of the Amalgamation do not and will not conflict with or result in the violation of the terms and provisions of (i) the constating documents or by-laws of Biroco, (ii) any indenture, contract, instrument or other agreement, written or oral, to which Biroco is a party or by which it is bound, or (iii) any statute, regulation, rule or law to which Biroco is subject;

         e) the execution and delivery of this Agreement, the completion of the terms hereof and the completion of the Amalgamation have been duly authorized by all necessary corporate action on the part of Biroco, and this Agreement has been duly executed and delivered by Biroco and constitutes a legal, valid and binding obligation of Biroco enforceable against Biroco in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and to the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction;

         f) the authorized capital of Biroco consists of an unlimited number of common shares of which 2,916,833 common shares will be issued and outstanding as fully paid and non-assessable shares immediately prior to the Effective Date;

         g) no person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement for the purchase, subscription, allotment, issue or redemption of any of the issued or unissued shares of Biroco or of any other securities of Biroco;

         h) Biroco has no subsidiaries or agreements of any nature to acquire any subsidiary;

         i) the annual audited financial statements of Biroco for each of its fiscal years since its incorporation previously delivered to Inter.tain.net were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of Biroco as at the respective fiscal year ends;

         j) the unaudited interim financial statements of Biroco for the eleven and one-half month period ended November 30th, 1995 were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of Biroco as at and for such period ended November 30th, 1995;

         k) since November 30th, 1995, there has been no material adverse change in the affairs, financial condition, assets, liabilities, business or operations of Biroco;

         l) other than its status as a reporting issuer, Biroco has no material assets and no liabilities or obligations of any nature or kind;

         m) the information to be contained in the Joint Information Circular relating to Biroco will be a accurate and complete in all material respects and will not contain a misrepresentation (as such term is defined in the Securities Act (Ontario));

         n) there are no actions, suits or proceedings (whether or not purportedly on behalf of Biroco), pending or threatened against or affecting Biroco at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agent or instrumentality, domestic or foreign. Biroco and the Biroco Principal are not aware of any existing ground on which any such action, suit or proceeding might to commenced.

13.               Representations and Warranties of Inter.tain.net

                  Inter.tain.net represents and warrants to and in favour of Biroco as follows and acknowledges that Biroco is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the Amalgamation:

         a) Inter.tain.net is a corporation duly incorporated and organized and validly existing under the laws of the Province of Ontario and is a solvent corporation;

         b) Inter.tain.net has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

         c) The execution and delivery of this Agreement by Inter.tain.net and the completion of the Amalgamation do not and will not conflict with or result in the violation of the terms and provisions of (i) the constating documents or by-laws of Inter.tain.net, (ii) any indenture, contract, instrument or other agreement, written or oral, to which Inter.tain.net is a party or by which it is bound, or (iii) any statute, regulation, rule or law to which Inter.tain.net is subject;

         d) The execution and delivery of this Agreement, the completion of the terms hereof and thereof and the completion of the Amalgamation have been duly authorized by all necessary corporate action on the part of Inter.tain.net, and this Agreement has been duly executed and delivered by Inter.tain.net and constitutes a legal, valid and binding obligation of Inter.tain.net enforceable against Inter.tain.net in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and to the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction;

         e) the authorized capital of Inter.tain.net consists of an unlimited number of common shares of which 1,350,000 were issued and outstanding on December 15th, 1995 as fully paid and non-assessable shares and on the Effective Date the number of issued and outstanding common shares will not be greater than 3,350,000;

         f) except as previously disclosed to Biroco in connection with the ongoing financing pursuant to the Inter.tain.net Offering Memorandum, no person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement for the purchase, subscription, allotment, issue or redemption of any of the issued or unissued shares of Inter.tain.net or of any other securities of Inter.tain.net;

         g)       Inter.tain.net has no subsidiaries;

         h) since November 30th, 1995 there has been no material adverse change in the affairs, financial condition, assets, liabilities, business or operations of Inter.tain.net;

         i) there are no actions, suits or proceedings (whether or not purportedly on behalf of Inter.tain.net), pending or threatened against or affecting Inter.tain.net at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agent or instrumentality, domestic or foreign. Inter.tain.net is not aware of any existing ground on which any such action, suit or proceeding might be commenced;

         j) the information to be contained in the Joint Information Circular relating to Inter.tain.net will be accurate and complete in all material respects and will not contain a misrepresentation (as such term is defined in the Securities Act (Ontario)).

14.               CONDITIONS IN FAVOUR OF INTER.TAIN.NET

                  The obligation of Inter.tain.net to complete the Amalgamation is subject to the following conditions, which are for the exclusive benefit of Inter.tain.net and may be waived by Inter.tain.net in whole or in part:

         a) the representations and warranties of Biroco contained in this Agreement shall have been true and correct on and as of the date of this Agreement and the said representations and warranties of Biroco shall be true and correct in all material respects on and as of the

Effective Date with the same force and effect as if made on and as of such date, and Biroco shall deliver to Inter.tain.net on the Effective Date a certificate of the President of Biroco dated that date and to that effect;

         b) all of the covenants, agreements and obligations herein agreed to be performed by Biroco on or before the Effective Date shall have been complied with or performed;

         c) on or prior to the Effective Date, all actions, proceedings, instruments and documents required to carry out the terms of this Agreement and all other related legal matters shall have been approved by Stikeman, Graham & Keeley, counsel to Inter.tain.net, acting reasonably;

         d) on or prior to the Effective Date, the private placement of Special Warrants referred to in the Offering Memorandum of Inter.tain.net dated January 9, 1996 shall have been fully subscribed for and the subscribed transaction fully completed and the required portion of the proceeds held in escrow and all conditions for release from escrow of the proceeds from subscriptions, other than issuance of the certificate of amalgamation, shall have been satisfied;

         e) there shall have been no adverse changes in the business affairs of Biroco;

         f) neither Inter.tain.net nor Biroco shall have received notice from shareholders of Biroco or Inter.tain.net of their intention to oppose the amalgamation and to seek the fair value of their shares in accordance with their rights under applicable law;

15.               CONDITIONS IN FAVOUR OF BIROCO

                  The obligation of Biroco to complete the Amalgamation is subject to the following conditions, which are for the exclusive benefit of Biroco and may be waived by Biroco in whole or in part:

         a) the representations and warranties of Inter.tain.net contained in this Agreement shall have been true and correct on and as of the date of this Agreement and the said representations and warranties of Inter.tain.net shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as if made on and as of such date, and Inter.tain.net shall deliver to Biroco on the Effective Date a certificate of the President of Inter.tain.net dated that date and to that effect;

         b) all of the covenants, agreements and obligations herein agreed to be performed by Inter.tain.net on or before the Effective Date shall have been complied with or performed;

         c) on or prior to the Effective Date, all actions, proceedings, instruments and documents required to carry out the terms of this Agreement and all other related legal matters shall have been approved by Stikeman, Graham & Keeley, counsel to Biroco, acting reasonably;

16.               MUTUAL CONDITIONS PRECEDENT

                  The obligation of Inter.tain.net and Biroco to complete the Amalgamation is subject to the following conditions precedent which are for the benefit of both of them and may be waived in whole or in part only by both of them:

         a) neither Inter.tain.net nor Biroco shall have received on or prior to the Effective Date notice from any shareholder of the shareholder's intention to exercise his or her dissent rights under applicable law;

         b) this Agreement shall have been approved and adopted by the shareholders of Inter.tain.net and Biroco as required under the Act and the Securities Act (Ontario);

         c) no action shall have been instituted and be continuing on the Effective Date for an injunction to restrain, for a declaratory judgment in respect of or for damages on account of or relating to the Amalgamation and no cease trading or similar order with respect to any shares of Biroco shall have been issued and remain outstanding and any required notice to or approval of any regulatory authority in connection with the Amalgamation shall have been obtained.

17.               SURVIVAL OF COVENANTS, REPRESENTATIVES AND WARRANTIES

                  The covenants, representations and warranties of the parties contained in this Agreement and contained in any certificate or document given pursuant hereto shall survive the completion of the Amalgamation and, notwithstanding such completion, shall continue in full force and effect indefinitely.

18.               NOTICES

                  Any notice required or permitted to be given to any party hereunder shall be in writing and shall be given by delivering or faxing the same in person on any Business Day, in the case of Inter.tain.net, to Inter.tain.net, 95 Wellington Street West, Suite 1001, Toronto, Ontario M5J 2N7 or fax (416) 365-1813 to the attention of the President and, in the case of Biroco, to 95 Wellington Street West, Suite 1001, Toronto, Ontario M5J 2N7 or fax (416) 365-1813.

19.               TERMINATION

                  This Agreement may, at any time prior to the issuance of a certificate of amalgamation, be terminated by the board of directors of Inter.tain.net notwithstanding the approval by the shareholders of Inter.tain.net and Biroco of the terms and conditions hereof.

20.               FURTHER ASSURANCES

                  Each party hereto shall with reasonable diligence do all such acts and things and execute and deliver all such documents or instruments required by each other party as may reasonably be necessary or desirable to effect the purpose and intent of this Agreement and to carry out its provisions.

21.               GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

22.               ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties to this Agreement relating to the Amalgamation and supersedes all prior agreements and understandings, oral and written, between such parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above mentioned.

                                        INTER.TAIN.NET INC.

                                        PER: /s/ Andrew Rivkin
                                             ----------------------------
                                             President

                                        PER: /s/ Mark Rivkin
                                             ----------------------------
                                             Secretary

                                        BIROCO KIRKLAND MINES INC.

                                        PER: /s/ David Lowry
                                             ----------------------------
                                             President

                                        PER: /s/ Robert Stikeman
                                             ----------------------------
                                             Secretary

For Ministry Use Only
A l'usage exclusif du ministere

Ontario Corporation Number
Numero de la compagnie en Ontario

1171140

[ONTARIO LOGO]
Ministry of                       Ministere de
Consumer and Commercial           la Consommation
Relations                         et du Commerce
CERTIFICATE                       CERTIFICAT
This is to certify that these     Ceci certifie que les presents
articles are effective on         statuts entrent en vigueur le

MARCH 07 MARS, 1996

Director / Directeur
Business Corporations Act / Loi de sur les compagnies

Trans    Line             Comp    Method
Code      No.    Stat.    type    Incorp.    Share
[A]      [O]     [O]      [A]     [3]        [S]
18       20      28       29      30         31

Notice
Req'd          Jurisdiction
[N]            [ONRARIO]      [A]
32             33        47   57

Form 4 Business Corporations Act

Formule numero 4 Loi sur les compagnies

                            ARTICLES OF AMALGAMATION
                                STATUTS DE FUSION

1.  The name of the amalgamated corporation is:

    Denomination sociale de la compagnie issue de la fusion:

    [I][N][T][E][R][.][T][A][I][N][.][N][E][T][ ][I][N][C][.][ ][ ][ ][ ][ ][ ]
    [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
    [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
    [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

2.  The address of the registered office is:

    Adresse du siege social:

                      95 Wellington Street West, Suite 1001
--------------------------------------------------------------------------------
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureau, numero du bureau)

                 Toronto, Ontario                            M 5 J 2 N 7
------------------------------------------------------------------------
        (Name of Municipality or Post Office)               (Postal Code)
   (Nom de la municipalite ou du bureau de poste)           (Code postal)

                                                                        Municipality of
             City of Toronto                                          Metropolitan Toronto
------------------------------------------                 ------------------------------------------
(Name of Municipality, Geographic Township)      in        (County, District or Regional Municipality)
    (Nom de la municipality, du canton)      dans le/la    (Comte, district, municipalite regionale)

3.  Number (or minimum and maximum number) of directors is:

    Nombre (ou nombres minimal et maximal) d'administrateurs:

    Minimum three (3) ; Maximum ten (10)

4.  The director(s) is/are:

    Administrateur(s):

                                                                                                       Resident
                                                                                                       Canadian
                                         Residence address, giving Street & No. or R.R. No.,             State
                                                  Municipality and Postal Code                         Yes or No
                                         Adresse personnelle, y compris la rue et le numero, le        Resident
First name, initials and last name       numero de la R.R., le nom de la municipalite et le code       Canadien
Prenom, initiales et nom de famille                           postal                                    Oui/Non
----------------------------------------------------------------------------------------------------------------
Andrew Rivkin                                           42 Lonsdale Road                                  Yes
                                                        Toronto, Ontario M4V 1W5

Mark Rivkin                                             42 Lonsdale Road                                  Yes
                                                        Toronto, Ontario M4V 1W5

Milton Moskowitz                                        29 Glencairn Avenue                               Yes
                                                         Toronto, Ontario M4R 1M6

Edwin Cohen                                             43 Covewood Street                                Yes
                                                         Toronto, Ontario M2M 2Z2

David Lowry                                             34 Hillholm Road                                  Yes
                                                        Toronto, Ontario M5P 1M3

DYE & DURHAM
FORM 4 (B.C.A.)

5. A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

    A) Les actionnaires de chaque compagnie qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176(4) de la Loi sur les compagnies a la date mentionnee ci-dessous.

                                       [x]
         -----------------------------------------------------------------------
                  Check                                     Cocher
                  A or B                                    A ou B
         -----------------------------------------------------------------------
                                       [ ]

B) The amalagamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

    The articles of amalgamation in substance contain the provisions of the articles of incorporation of

B) Les administrateurs de chaque compagnie qui fusionne ont approuve la fusion par voie de resolution conformement a I'article 177 de la Loi sur les compagnies a la date mentionnee ci-dessous. Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de and are more particularly set out in these articles.

    et sont enonces textuellement aux presents statuts.

  Names of amalgamating
      corporations                 Ontario Corporation Number
 Denomination sociale des           Numero de la compagnie en           Date of Adoption/Approval
compagnies qui fusionnent                  Ontario                   Date d'adoption ou d'approbation
-----------------------------------------------------------------------------------------------------
Inter.tain.net Inc.                        1158572                            March 4, 1996

Biroco Kirkland
    Mines Limited                            49026                            March 4, 1996

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation exercise.

    Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

    None

7. The classes and any maximum number of shares that the corporation is authorized to issue:

    Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

    The corporation is authorized to issue an unlimited number of shares of one class designated as common shares and 4,000,000 restricted convertible preference shares.-

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

    Droits, privileges, restrictions et conditions s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

The rights privileges, terms and conditions of the Preference Shares shall be as follows:

a)       Dividends

The preferred shares shall carry the right to a fixed non-cumulative preferential dividend at the rate of one-half of a cent per share per annum, payable yearly, and the right in the liquidation or winding up of the Corporation to payment of $0.10 per share on such shares in priority to the common shares, but they shall not confer a right to any further participation in profits or assets.

b)       Redemption

Subject to the Act, as amended or succeeded from time to time, the said preferred shares shall be redeemable at a price of $0.10 per share at any time at the option of the director of the Corporation without the consent of the holders thereof, and if less than the whole amount shall be so redeemed, the shares to be redeemed shall be selected in such manner as the directors determine.

c)       No Vote

The holder of preferred shares shall not be entitled to notice of or vote at meetings of shareholders, provided that the rights, privileges, restrictions and conditions of the preference shares shall not be amended, modified, suspended, altered nor shall any shares in the capital of the Corporation be created, ranking ahead of the preference shares unless and until approved by the holders of at least 66 2/3% of the preferred shares then outstanding, by consent in writing or by resolution passed at a meeting by the holders or two-thirds of the shares represented at the meeting of the holders of the preferred shares duly called for such purpose, at which the holders of a majority are present in person or by proxy. Such vote shall be in addition to any other such vote as may be required by the Act.

                                                                              4(

d)       Limited Conversion

At any time up to twelve o'clock noon Eastern Standard Time on the 45th day following the creation of the Preference Shares by articles of amalgamation, the holders of the Preference Shares shall be entitled to have any or all of the Preference Shares converted into common shares of the Corporation's capital on the basis of one common share for each Preference Share which such holder may desire to convert. In order to exercise such right of conversion, such holder shall deliver to the Secretary of the Corporation or to the Corporation's transfer agent and surrender the certificate representing the Preference Shares (or its predecessor's certificate) which he or she desires to convert, together with a written notice exercising such right of conversion, stating the name in which he or she wishes the common shares to be registered and the address to which he or she wishes them to be sent.

e)       Consolidation Subdivision

In the event the common or Preference Shares are subdivided or consolidated, appropriate adjustment in the conversion rate shall be made to preserve all aspects of the conversion rights.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

    L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

    None

10. Other provisions (if any):

    Autres dispositions, s'il y a lieu:

    None

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

    Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les compagnies constituent I'annexe "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

    Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitute(nt) l'annexe "B".

    These article are signed in duplicate.

    Les presents statuts sont signes en double exemplaire.

    Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

    Denomination sociale des compagnies qui fusionnent, signature et fonction de leurs dirigeants regulierement designes.

                                        Inter.tain.net Inc.

                                        Per: /s/ Andrew Rivkin
                                             -----------------------
                                             President

                                        Biroco Kirkland Mines Limited

                                        Per: /s/ David Lowry
                                             -----------------------
                                             President

MINISTRY OF                     MINISTERE DE                     [ONTARIO LOGO]
CONSUMER AND                    LA CONSOMMATION
COMMERCIAL RELATIONS            ET DU COMMERCE

Business Division               Division des affaires commerciales
Companies Branch                Direction des compagnies
393 University Ave Suite 200    393 ave University Bureau 200
Toronto ON M5G 2M2              Toronto ON M5G 2M2

      CERTIFICATE OF STATUS
      CERTIFICAT DE STATUT DOCUMENTAIRE

This is to certify that according to the      Je certifie par les presentes que,
records of the companies branch               conformement aux dossiers de la
                                              Direction des compagnies,

                               I N T E R . T A I N . N E T  I N C .

Ontario Corporation No.                       Numero matricule de la personne
                                              morale en Ontario

                                    0 0 1 1 7 1 1 4 0

Is a corporation incorporated, amalgamated    est constituee, fusionnee ou
or continued under the laws of                prorogee en vertu des lois de la
the Province of Ontario.                        province de l'Ontario.

The corporation came into existence on        La personne morale a ete fondee le

                       M A R C H  0 7  M A R S,  1 9 9 6

and has not been dissolved.                   et n'a pas ete dissoute.

Dated                                         Fait le

                      A P R I L  1 1  A V R I L,  1 9 9 6

                                                Controller of Records
                                                Controleur des dossiers

[LOGO]

Revenue   Revenu
Canada    Canada

Tax Services Office

ATTENTION: ROBERT STIKEMAN
CRYPTOLOGIC INC.
C/O STIKEMAN, GRAHAM & KEELEY                     August 01, 1996
BARRISTERS & SOLICITORS
95 WELLINGTON STREET WEST                         Account Number
STE. 1001, BOX 45                                 89072 6938 RC
TORONTO ON M5J 2N7

Dear Sir:

Re:    Cryptologic Inc.
       Election to be a Public Corporation

Based on the review of this T2073 election and other documentation, the corporation is considered to be a public corporation as of July 29, 1996.

This privilege is subject to the restrictions described in subparagraph 89(1)
(g) (iii) of the Income Tax Act.

Yours truly,

/s/ Gloria Reid
Gloria Reid
Director, Tax Centre
Revenue Canada

[CANADA LOGO]

Toronto Centre Tax Services Office
36 Adelaide St. E
Toronto ON M5C 1J7                             Fax:(416)360-8908

[ONTARIO LOGO]

For Ministry Use Only                     Ministere de
A l'usage exclusif du minstere            la Consommation
Ministry of Consumer and Commercial       et du Commerce
Relations

CERTIFICATE                               CERTIFICAT
This is to certify that these             Ceci certific que las presents
articles are effective on                 statuts entrent en vigueur la

Ontario Corporation Number
Numero de la societe en Ontario

        1171140

           JUNE 28 JUIN, 1996

                              Director/ Directeur
           Business Corporations Act/Loi sur les societe par actions

                                                                    TRANS
                                                                    CODE
                                                                    [ C ]
                                                                     18

Form 3 Business Corporations Act

Formule 3 Lol sur les societes par actions

ExperText System Ltd. FORM 3 (B.C.A.)

                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1. The present name of the corporation is:

   Denomination sociale actuelle de la societe:

   [I][N][T][E][R][.][T][A][I][N][.][N][E][T][ ][I][N][C][.][ ][ ][ ][ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ][ ][ ][ ][ ] [ ][ ][ ]

2. The name of the corporation is changed to (If applicable:

   Nouvelle denomination sociale de la societe (s'll y a lieu)

   [C][R][Y][P][T][O][L][O][G][I][C][ ][I][N][C][.][ ][ ][ ][ ][ ][ ][ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
   [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

3. Date of Incorporation/amalgamation:

   Date de la constitution de la fusion:

                                  7 MARCH 1996
 -------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (Jour, mois, annee)

4. The articles of the corporation are amended as follows:

   Les statuts de la societe sont modifies de la facon sulvante:

   the name of the Corporation has been changed to CryptoLogic Inc.

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

   La modification a ete dument autorisee-conformement a I'article, 168 et, 170 (selon le cas) de la Loi sur les societes par actions.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

   Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

                                   27/06/1996
--------------------------------------------------------------------------------
                                (Day, Month, Year)
                                (jour, mois, annee)

These articles are signed In duplicate.

Les presents status sont signes en double exemplaire.

                                                 Inter.tain.net Inc.

                                      _________________________________________
                                                 (Name of Corporation)
                                         Denomination soclale de la societe)

                              By/Par: /s/ Robert Stikeman   Assistant Secretary
                                      ------------------------------------------
                                          (Signature)    (Description of Office)
                                          (Signature)           (Fonction)
                                        Robert Stikeman